Exhibit 99.1

POST OFFICE BOX 787

    LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2014 RESULTS

AND PROVIDES GUIDANCE FOR FISCAL 2015

Positive Comparable Store Sales in Fourth Quarter and Full Fiscal Year

Fourth Quarter Operating Income increased 9.9%, and Diluted EPS Increased 14.0%

LEBANON, Tenn. – September 17, 2014 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter and for the fiscal year ended August 1, 2014. The Company also provided guidance for its 2015 fiscal year and first quarter:

Fourth Quarter Fiscal 2014 Highlights

•	Compared to the prior year fourth quarter, comparable store restaurant sales increased 1.2%; comparable store retail sales increased 2.6%; and operating income increased 9.9%, representing a 60 basis point margin improvement.

•	Eleventh consecutive quarter of outperformance of the Knapp-Track™ casual-dining index.

•	Earnings per diluted share were $1.63 compared to diluted EPS of $1.43 in the prior year quarter.

Full Year Fiscal 2014 Highlights

•	On a GAAP basis, earnings per diluted share were $5.51 compared to $4.90 in the prior year. Adjusted for the impact of the proxy contests in the current year and the proxy contest and other items in the prior year, fiscal 2014 adjusted earnings per diluted share were $5.63, a 13.3% increase over adjusted earnings per diluted share of $4.97 in the prior year. (See non-GAAP reconciliation below.)

•	On a GAAP basis, operating income was 7.8% of total revenue, compared to 7.6% in fiscal 2013. On an adjusted basis, operating income was 7.9% of total revenue, compared with 7.8% in fiscal 2013.

•	The Company’s fiscal 2014 dividend payments to shareholders increased 57% over prior fiscal year.

Commenting on the fourth quarter and full fiscal year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “During our 2014 fiscal year, we executed against our business plan and continued to deliver solid results for our shareholders. Although we still face a challenged consumer and industry environment, we have consistently outperformed our peers in the Knapp-Track casual dining index. As we begin the 2015 fiscal year, we remain focused on the initiatives we set forth in our three-year strategic plan and look forward to continuing to please our guests and deliver value for our shareholders.”

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

Fourth-Quarter Fiscal 2014 Results

Revenue

The Company reported total revenue of $692.7 million for the fourth quarter of fiscal 2014, representing an increase of 2.8% over the fourth quarter of the prior year. Comparable store restaurant sales increased 1.2%, including a 3.1% increase in average check offset by a 1.9% decrease in store traffic. The average menu price increase for the quarter was approximately 2.2%. Comparable store retail sales were up 2.6% for the quarter. The Company opened four new Cracker Barrel stores during the quarter, for a total of seven new store openings during the fiscal year.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of May, June and July and the fourth quarter were as follows:

	May	June	July	Fourth Quarter
Comparable restaurant traffic	-3.0%	-1.0%	-1.7%	-1.9%
Average check	2.6%	3.0%	3.5%	3.1%
Comparable restaurant sales	-0.4%	2.0%	1.8%	1.2%
Comparable retail sales	4.7%	1.7%	1.5%	2.6%

Operating Income

Operating income in the fourth quarter was $60.3 million, or 8.7% of total revenue. Operating income in the prior year quarter was 8.1% of total revenue. The margin improvement was largely driven by a 130 basis point reduction in general and administrative expenses, which was partially offset by an increase in cost of goods sold.

Fiscal 2014 Results

The Company reported total revenue of $2.68 billion for the fiscal year, representing an increase of 1.5% over the prior year. Comparable store restaurant sales increased 0.7% including a 2.6% increase in average check offset by a 1.9% decrease in store traffic. Comparable store retail sales were up 0.4% for the fiscal year.

Operating income for fiscal 2014 was $208.4 million, or 7.8% of sales compared to $201.5 million or 7.6% of sales in the prior year. Adjusted for the impact of proxy contest expenses, operating income for the year was $212.7 million, or 7.9% of sales. In comparison, adjusted operating income in the prior fiscal year was $207.2 million, or 7.8% of sales.

GAAP net income was $132.1 million, or $5.51 per diluted share, compared to $117.3 million or $4.90 per diluted share in the prior year. Adjusted net income was $135.1 million, or $5.63 per diluted share, compared to adjusted net income of $119.1 million, or $4.97 per diluted share in the prior year, representing a year-over-year increase in adjusted EPS of 13.3%.

Fiscal 2015 Outlook

For fiscal 2015, the Company expects total revenue of between $2.75 billion and $2.80 billion, and earnings per diluted share of between $5.80 and $5.95. The increased revenue projection for fiscal 2015 reflects the expected opening of six or seven new Cracker Barrel stores, and projected increases in comparable store restaurant and retail sales in a range of 2.0% to 3.0%. The Company projects food commodity inflation in the range of 4.0% to 5.0% for the year. The Company projects an operating income margin of approximately 8.0% of total revenue for fiscal 2015. The Company expects depreciation expense between $71 million and $73 million; net interest expense between $17 million and $18 million; and capital expenditures between $100 million and $110 million.

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

The Company expects an effective tax rate for fiscal 2015 between 32% and 33%. This tax rate estimate assumes that the Work Opportunity Tax Credit (WOTC), which expired December 31, 2013, is not renewed. The Company estimates that renewal of the WOTC would reduce its tax expense by between $5 million and $6 million, or $0.20 and $0.25 per diluted share.

The Company expects to report earnings per diluted share for the first quarter of 2015 of between $1.20 and $1.30. The Company reminds investors that its outlook for fiscal 2015 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2014 Fourth-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through October 1, 2014.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 633 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for FY 2014 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Fiscal Year Ended
	8/1/2014	8/2/2013	Percentage Change	8/1/2014	8/2/2013	Percentage Change
Total revenue	$692,747	$674,101	3%	$2,683,677	$2,644,630	1%
Cost of goods sold	222,307	210,657	6	872,758	854,684	2

Gross profit	470,440	463,444	2	1,810,919	1,789,946	1
Labor and other related expenses	248,127	243,085	2	966,593	962,559	0
Other store operating expenses	132,032	127,742	3	506,533	482,601	5

Store operating income	90,281	92,617	(3)	337,793	344,786	(2)
General and administrative expenses	30,031	37,770	(20)	129,387	143,262	(10)

Operating income	60,250	54,847	10	208,406	201,524	3
Interest expense	4,352	4,543	(4)	17,557	35,742	(51)

Pretax income	55,898	50,304	11	190,849	165,782	15
Provision for income taxes	16,713	16,001	4	58,721	48,517	21

Net income	$39,185	$34,303	14	$132,128	$117,265	13

Earnings per share – Basic:	$1.65	$1.44	15	$5.55	$4.95	12

Earnings per share – Diluted:	$1.63	$1.43	14	$5.51	$4.90	12

Weighted average shares:
Basic	23,820,548	23,786,103	0	23,817,768	23,708,875	0
Diluted	23,989,886	24,053,608	(0)	23,966,015	23,948,321	0
Ratio Analysis
Total revenue:
Restaurant	81.3%	81.5%		79.6%	79.6%
Retail	18.7	18.5		20.4	20.4

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	32.1	31.3		32.5	32.3

Gross profit	67.9	68.7		67.5	67.7
Labor and other related expenses	35.8	36.1		36.0	36.5
Other store operating expenses	19.1	18.9		18.9	18.2

Store operating income	13.0	13.7		12.6	13.0
General and administrative expenses	4.3	5.6		4.8	5.4

Operating income	8.7	8.1		7.8	7.6
Interest expense	0.6	0.6		0.7	1.3

Pretax income	8.1	7.5		7.1	6.3
Provision for income taxes	2.4	2.4		2.2	1.9

Net income	5.7%	5.1%		4.9%	4.4%

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	8/1/2014	8/2/2013
Assets
Cash and cash equivalents	$119,361	$121,718
Property held for sale	0	883
Accounts receivable	22,704	15,942
Income tax receivable	2,973	0
Inventory	165,426	146,687
Prepaid expenses	11,997	12,648
Deferred income taxes	7,188	4,316
Property and equipment, net	1,043,284	1,026,369
Other long-term assets	59,315	59,743

Total assets	$1,432,248	$1,388,306

Liabilities and Shareholders’ Equity
Accounts payable	$98,477	$110,637
Other current liabilities	245,961	205,430
Long-term debt	375,000	400,000
Interest rate swap liability	3,239	11,644
Other long-term obligations	123,221	120,073
Deferred income taxes	57,709	56,496
Shareholders’ equity, net	528,641	484,026

Total liabilities and shareholders’ equity	$1,432,248	$1,388,306

Common shares issued and outstanding	23,821,227	23,795,327

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	8/1/2014	8/2/2013
Cash flows from operating activities:
Net income	$132,128	$117,265
Depreciation and amortization	68,389	66,120
Loss on disposition of property and equipment	5,163	4,057
Share-based compensation, net of excess tax benefit	6,676	15,507
(Increase) in inventories	(18,739)	(3,420)
(Decrease) increase in accounts payable	(12,160)	9,366
Net changes in other assets and liabilities	(3,832)	(396)

Net cash provided by operating activities	177,625	208,499

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(90,564)	(73,961)
Proceeds from sale of property and equipment	1,749	555

Net cash used in investing activities	(88,815)	(73,406)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(1)	(125,153)
(Taxes withheld) and proceeds from exercise of share-based compensation awards, net	(8,457)	6,454
Excess tax benefit from share-based compensation	1,248	2,332
Purchases and retirement of common stock	(12,473)	(3,570)
Dividends on common stock	(71,484)	(45,400)

Net cash used in financing activities	(91,167)	(165,337)

Net (decrease) in cash and cash equivalents	(2,357)	(30,244)
Cash and cash equivalents, beginning of period	121,718	151,962

Cash and cash equivalents, end of period	$119,361	$121,718

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	8/1/14	8/2/13	8/1/14	8/2/13
Units in operation:
Open at beginning of period	627	622	624	616
Opened during period	4	2	7	8

Open at end of period	631	624	631	624
Total revenue: (In thousands)
Restaurant	$563,510	$549,657	$2,137,405	$2,104,768
Retail	129,237	124,444	546,272	539,862

Total revenue	$692,747	$674,101	$2,683,677	$2,644,630

Cost of goods sold: (In thousands)
Restaurant	$156,655	$148,687	$589,390	$571,825
Retail	65,652	61,970	283,368	282,859

Total cost of goods sold	$222,307	$210,657	$872,758	$854,684

Average unit volume: (In thousands)
Restaurant	$896.6	$883.3	$3,414.7	$3,389.8
Retail	205.6	200.0	872.7	869.5

Total	$1,102.2	$1,083.3	$4,287.4	$4,259.3

Operating weeks:	8,171	8,090	32,549	32,287

	Q4 2014 vs. Q4 2013	FY 2014 vs. FY 2013
Comparable store sales period to period increase:
Restaurant	1.2%	0.7%
Retail	2.6%	0.4%
Number of locations in comparable store base	620	609

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Cracker Barrel Reports Fourth Quarter Results

September 17, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted operating income,” “adjusted net income,” and “adjusted earnings per diluted share,” excluding the impact of proxy contest expenses, severance and the retroactive restatement of the work opportunities tax credit. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Fourth Quarter ended August 1, 2014			Fourth Quarter ended August 2, 2013
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
Total Revenue	$692,747		$692,747	$674,101		$674,101
Store operating income	90,281	—	90,281	92,617	—	92,617
General and administrative expenses	30,031	—	30,031	37,770		37,770
Operating income	60,250	—	60,250	54,847	—	54,847
Interest Expense	4,352	—	4,352	4,543	—	4,543

Pretax income	55,898	—	55,898	50,304	—	50,304
Provision for income taxes	16,713	—	16,713	16,001	—	16,001

Net income	$39,185	$—	$39,185	$34,303	$—	$34,303

Earning per share - Basic	$1.65	$—	$1.65	$1.44	—	$1.44
Earning per share - Diluted	$1.63	$—	$1.63	$1.43	—	$1.43

	Twelve months ended August 1, 2014			Twelve months ended August 2, 2013
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)			(1)(2)(3)
Total Revenue	$2,683,677		$2,683,677	$2,644,630		$2,644,630
Store operating income	337,793	—	337,793	344,786	—	344,786
General and administrative expenses	129,387	(4,313)	125,074	143,262	(5,634)	137,628
Operating income	208,406	4,313	212,719	201,524	5,634	207,158
Interest Expense	17,557	—	17,557	35,742	—	35,742

Pretax income	190,849	4,313	195,162	165,782	5,634	171,416
Provision for income taxes	58,721	1,327	60,048	48,517	3,847	52,364

Net income	$132,128	$2,986	$135,114	$117,265	$1,787	$119,052

Earning per share - Basic	$5.55	$0.13	$5.68	$4.95	$0.08	$5.02
Earning per share - Diluted	$5.51	$0.12	$5.63	$4.90	$0.07	$4.97

(1)	Charges and tax effects of the proxy contests.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatment of the work opportunity tax credit.

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